FIFTH SUPPLEMENTAL INDENTURE

dated as of May 18, 2021

among

Hologic, Inc.,

The Subsidiary Guarantor Party Hereto

and

Wells Fargo Bank, National Association,
as Trustee

4.625% Senior Notes due 2028

This FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of May 18, 2021, among HOLOGIC, INC., a Delaware corporation (the “Company”), Biotheranostics Inc., a Delaware corporation (the “New Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Subsidiary Guarantors party thereto and the Trustee entered into the Indenture, dated as of January 19, 2018 (as supplemented by the First Supplemental Indenture dated as of May 8, 2018, the Second Supplemental Indenture dated as of November 9, 2018, the Third Supplemental Indenture dated as of January 8, 2019, and the Fourth Supplemental Indenture dated as of March 14, 2019, the “Indenture”), relating to the Company’s 4.625% Senior Notes due 2028 (the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause its Restricted Subsidiaries to provide Guarantees in certain circumstances;
WHEREAS, on April 2, 2021, the New Guarantor entered into a Guarantee of the Senior Secured Credit Facilities;
WHEREAS, pursuant to Section 4.10 of the Indenture, if any Wholly Owned Subsidiary (other than a Receivables Entity or an Excluded Disregarded Entity) that is a Restricted Subsidiary (other than a Subsidiary Guarantor, a Receivables Entity, an Excluded Disregarded Entity or an Unrestricted Subsidiary) provides a guarantee of the Senior Secured Credit Facilities, then, within 60 days after such Restricted Subsidiary provides such guarantee, such Restricted Subsidiary will execute a Supplemental Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary;
WHEREAS, in order to comply with Section 4.10 of the Indenture, the New Guarantor is required to become a Subsidiary Guarantor under the Indenture; and
WHEREAS, the New Guarantor has agreed to become a Subsidiary Guarantor under the Indenture, and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. The New Guarantor, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including, but not limited to, Article 10 thereof.
Section 3. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF

LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
EACH OF THE COMPANY, THE NEW GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 4. This Supplemental Indenture may be signed in various counterparts that together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“.pdf”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.
Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Subsidiary Guarantee of the New Guarantor or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the New Guarantor. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the date first above written.

HOLOGIC, INC., as Issuer
By:	/s/ Marci J. Lerner
	Name:	Marci J. Lerner
	Title:	Vice President, Treasurer

BIOTHERANOSTICS, INC.
By:	/s/ Marci J. Lerner
	Name:	Marci J. Lerner
	Title:	Vice President, Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Tina D. Gonzalez
	Name:	Tina D. Gonzalez
	Title:	Vice President

[Fifth Supplemental Indenture (4.625% Senior Notes due 2028)]
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